Investor Presentation First National Corporation November 2014 Exhibit 99.2

Forward-Looking Statement
Certain information contained in this discussion may include “forward-
looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,
as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the
Company expects,” “the Company believes” or words of similar import.
Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form
10-K for the year ended December 31, 2013, and other filings with the
Securities and Exchange Commission.

Transaction Summary
First National Corporation (OTCQB:FXNC), the
holding company for First Bank has agreed to
purchase six branches from Bank of America in the
Shenandoah Valley and central Virginia
Average acquired branch size $51 million
$308 million in deposits at a deposit premium of
2.25%
No loans acquired in transaction
Branch staff will be retained by First Bank
Expected to close in second quarter of 2015

Transaction Rationale
Strategic
Rationale
Expands physical presence in the Shenandoah Valley and central Virginia
Ensures core funding for future loan growth
Core deposit base with 42%  DDAs and 29% MMA and savings
Complements new mortgage initiative in Staunton, Virginia and LPO initiative in Harrisonburg, Virginia
Fits with retail relationship banking strategy
Total assets will exceed $800 million post transaction
Leverages excess capital, effective use of preferred stock
Tangible book value dilution earned back in under 2 years
More attractive expansion than de novo branching
Creates scale and improves efficiencies
Purchased deposits only, no credit risk
Positive impact in down 100 and up 400  rate scenarios
Ensures reliable core funding for loan growth
Financial
Impact
Risk
Profile

Strong Core Deposit Base IRAs 9% Checking 22% Interest Checking 20% Savings 7% MMA 22% CDs 20% Total Deposits - $308 million Close to 80% seasoned > 60 months Weighted Average cost of funds 0.21%

Columbus
Philadelphia
Pennsylvania
Ohio
Baltimore
Dover
Annapolis
Washington D.C.
Delaware
West Virginia
Charleston
Kentucky
Richmond
Virginia
Hampton
Newport News
Virginia Beach
Chesapeake
Atlantic Ocean
North Carolina
Winston-Salem
Greensboro
Virginia
State Capitals
County Seat
Cities 500,000+
Cities 100,000-499,999

First National Corporation

Branch Map

Conclusion
Expands commercial banking presence in the
Shenandoah Valley and central Virginia
Quicker path to profitability than de novo branch
strategy
Complements two loan production offices in
Staunton and Harrisonburg
Excellent deposit franchise
Attractive franchise for recruiting commercial
bankers
Expect to close early second quarter 2015

Investor Contact M. Shane Bell EVP/Chief Financial Officer 540-465-6130 sbell@fbvirginia.com

First
National Corporation
FirstBank
FirstBank
1835

OTCQB: FXNC